UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 6, 2017

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2017, the Board of Directors of Cabot Microelectronics Corporation (the "Company") approved, and adopted effective as of such date, the Amended and Restated Bylaws of Cabot Microelectronics Corporation (the "Bylaws"), which amend Article II, Section 3 of the Bylaws, to conform the standard for removal of directors to the standard set forth in the Company's Amended and Restated Certificate of Incorporation.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated Bylaws of Cabot Microelectronics Corporation, as amended and restated March 6, 2017, which is attached hereto as Exhibit 3.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 7, 2017, Cabot Microelectronics Corporation (the "Company") held its annual meeting of stockholders ("Annual Meeting"), at which the following proposals were approved by the Company's stockholders:

Proposal 1 – Election of two directors, each for a term of three years:

Both of the Board's nominees for director were elected by the stockholders to serve for a term of three years, by the votes set forth in the table below:

	Number of Votes For Election	Number of Votes Withheld	Broker Non-Votes
Paul J. Reilly	21,556,855	605,374	982,776
Geoffrey Wild	21,556,547	605,682	982,776

Proposal 2 – Advisory (non-binding) vote on the compensation of named executive officers:

The stockholders approved, on an advisory (non-binding) basis, the compensation of named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
20,409,569	1,748,715	3,945	982,776

Proposal 3 – Advisory (non-binding) vote on the frequency of the advisory (non-binding) vote on the compensation of named executive officers:

The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

One-Year Frequency Vote	Two-Year Frequency Vote	Three-Year Frequency Vote	Abstain	Broker Non-Votes
19,392,680	8,061	2,746,741	14,747	982,776

Proposal 4 – Reapprove the material terms of performance-based awards under the Cabot Microelectronics Corporation 2012 Omnibus Incentive Plan (OIP) for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986 (IRC), as amended:

The stockholders reapproved the material terms of performance-based awards under our OIP for purposes of complying with Section 162(m) of the IRC, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
21,007,982	1,151,207	3,040	982,776

Proposal 5 – Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2017:

The selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2017 was ratified by the stockholders, by the votes set forth in the table below:

For	Against	Abstain
22,234,687	909,658	660

Item 7.01 Regulation FD Disclosure.

At the Annual Meeting, the Company provided updated information regarding certain aspects of its business for fiscal year 2017.  This additional information is included in the script of the Annual Meeting, which is available in the "Events and Presentations" area of the "Investor Relations" section of the Company's website, www.cabotcmp.com.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On March 7, 2017, Cabot Microelectronics Corporation (the "Company") issued a press release entitled "Cabot Microelectronics Corporation Increases Quarterly Cash Dividend" announcing that its Board of Directors has declared a quarterly cash dividend of $0.20 per share on the Company's common stock, which represents an increase from $0.18 per share paid since the initiation of its quarterly cash dividend program in January 2016.  The record date for the quarterly cash dividend will be the close of business on March 23, 2017, and the payable date for the quarterly cash dividend will be on or about April 28, 2017.  The declaration and payment of future dividends is subject to the discretion and determination of the Company's Board of Directors and management, based on a variety of factors, and the program may be suspended, terminated or modified at any time for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.2 Amended and Restated Bylaws of Cabot Microelectronics Corporation, as amended and restated March 6, 2017.

99.1 Press release, dated March 7, 2017, entitled "Cabot Microelectronics Corporation Increases Quarterly Cash Dividend."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: March 7, 2017	By:	WILLIAM S. JOHNSON
William S. Johnson
Executive Vice President and Chief Financial Officer
[Principal Financial Officer]

EXHIBIT INDEX
Exhibit Number	Description
3.2	Amended and Restated Bylaws of Cabot Microelectronics Corporation, as amended and restated March 6, 2017.
99.1	Press release, dated March 7, 2017, entitled "Cabot Microelectronics Corporation Increases Quarterly Cash Dividend."